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                                                                   EXHIBIT 10.19


                       AMENDMENT TO TRANSACTION DOCUMENTS

         THIS AMENDMENT, dated as of December 19, 1997, by and among KENNAMETAL INC., a Pennsylvania corporation (the "Borrower"), the Lenders party to the Credit Agreement referred to below, and MELLON BANK, N.A., as Administrative Agent under such Credit Agreement.

                                    RECITALS:

         A. The Borrower has entered into a Credit Agreement (as amended, the "Credit Agreement") dated as of November 17, 1997 among the Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Administrative Agent. The Credit Agreement has been amended by an Amendment to Transaction Documents dated as of November 26, 1997.

         B. The parties hereto desire to amend further the Credit Agreement as set forth herein.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. AMENDMENTS RELATING TO RECAPTURE INDEBTEDNESS.

(a) Section 2.07(b)(i) of the Credit Agreement is hereby amended by deleting the first two sentences thereof and replacing them with the following:

                  "Reduction Event" shall mean any of the events defined as such in Section 2.07(b)(ii), (iii), (iv), (v), (vi) or (vii). If a Reduction Event shall occur, an amount not less than the corresponding Reduction Event Application Amount shall be applied (x) first, to prepayment of the unpaid principal amount of outstanding Term Loans, if any, and then
         (y) the balance, if any, shall be applied to reduction of the aggregate Revolving Credit Committed Amounts; provided, that the Borrower shall not be obligated to make any application pursuant to the foregoing clause (y) in the event that (A) such Reduction Event does not arise under Section 2.07(b)(vii) (relating to Recapture Indebtedness) and the Investment Grade Rating Condition is satisfied on the Reduction Event Date corresponding to such Reduction Event, or (B) such Reduction Event arises under Section 2.07(b)(vi) (relating to Excess Cash Flow).

(b) Section 2.07(b) of the Credit Agreement is hereby amended by adding the following new Section 2.07(b)(vii) following Section 2.07(b)(vi):

                  (vii) RECAPTURE INDEBTEDNESS. "Reduction Event" shall include the following: incurrence by the Borrower of any Recapture Indebtedness; provided, that incurrence of successor Recapture Indebtedness to refinance predecessor Recapture Indebtedness shall not constitute a Reduction Event to the extent of the principal amount of the predecessor Recapture Indebtedness so refinanced. The "Reduction Event Application Amount" corresponding to the foregoing Reduction Event shall be the principal amount of such Recapture Indebtedness. The "Reduction Event Date" corresponding to the foregoing Reduction Event shall be five Business Days after the date the Borrower incurs such Recapture Indebtedness.



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(c) Section 7.02 of the Credit Agreement is hereby amended as follows: (i) in
Section 7.02(h), the word "and" following the semicolon is deleted, (ii) in
Section 7.02(i), the period at the end thereof is replaced with a semicolon, and
(iii) the following new Section 7.02(j) is added following Section 7.02(i):

                   (j) Other unsecured Indebtedness ("Recapture Indebtedness") for borrowed money of the Borrower (and not of any Subsidiary) incurred by the Borrower after the date of this Agreement; provided, that Recapture Indebtedness may not be Disqualified Indebtedness, unless

                           (i) at the time the Borrower incurred such Recapture
                  Indebtedness the Investment Grade Rating Condition was satisfied, or

                           (ii) such Recapture Indebtedness is incurred to
                  refinance predecessor Recapture Indebtedness which was incurred in compliance with this subsection (j), the principal amount of such successor Recapture Indebtedness does not exceed that of the predecessor Recapture Indebtedness so refinanced, and by the terms of such successor Recapture Indebtedness no direct or indirect payment, prepayment, purchase, redemption, retirement, defeasance, acquisition, or other payment on account of principal of such successor Recapture Indebtedness shall be required (whether at stated maturity or upon the happening of an event) earlier or in greater amount than under the terms of the predecessor Recapture Indebtedness so refinanced; and

         further provided, that the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, directly or indirectly, pay, prepay, purchase, redeem, retire, defease or acquire, or otherwise make any payment on account of principal of, any Recapture Indebtedness, except

                           (x) as and when required to do so by the mandatory terms thereof,

                           (y) at a time when the Investment Grade Rating Condition is satisfied, or

                           (z) as part of a refinancing of predecessor Recapture
                  Indebtedness by successor Recapture Indebtedness incurred in compliance with this subsection (j).

(d) Section 7.09(e) of the Credit Agreement is hereby amended to read as follows:

                  (e) with respect to the foregoing clause (x), (i) restrictions on property subject to a Permitted Lien in favor of the holder of such Permitted Lien, and (ii) restrictions contained in agreements governing Recapture Indebtedness;

(e) Annex A to the Credit Agreement, Section 1.01, is hereby amended by adding the following definitions of "Disqualified Indebtedness" and "Recapture Indebtedness" in the appropriate places in alphabetical order:

                  "Disqualified Indebtedness" shall mean any Indebtedness that, other than solely at the option of the issuer thereof, by its terms (or by the terms of any security, instrument or obligation into which it is convertible or exchangeable), (i) matures in whole or in part on or prior to the Revolving Credit Maturity Date, (ii) is (or upon the happening of an event or the passage of time would be) required to be redeemed or repurchased, in whole or in part, on or prior to the Revolving Credit Maturity Date, or (iii) has (or upon the happening of an event or the passage of time would have) a redemption or similar payment, in whole or in part, due on or prior to the Revolving Credit Maturity Date.

                  "Recapture Indebtedness" has the meaning given that term in
                  Section 7.02(j).

(f) Exhibit D to the Credit Agreement (form of Compliance Certificate), is hereby amended by inserting in paragraph 2 the term "7.02(j)," between the terms "7.02(h)," and "7.04(f),".


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         SECTION 2. AMENDMENT RELATING TO THE REQUIRED RATE HEDGE. Section
6.12(a) is hereby amended by deleting the first sentence thereof and replacing it with the following:

         The Borrower shall, not later than the 150th day after the Term Loans are made, enter into one or more Interest Rate Hedging Agreements on such terms as shall be reasonably satisfactory to the Administrative Agent and which (when taken together with the Borrower's obligations under the Term Loans) have the economic effect of fixing the Borrower's effective interest cost on at least 50% of the scheduled outstanding principal amount of Term Loans (taking into account any prepayments of the Term Loans before such 150th day) for the period through and including the thirteenth Quarterly Amortization Date.

         SECTION 3. AMENDMENTS RELATING TO AVAILABILITY OF ADDITIONAL LIBOR FUNDING PERIODS THROUGH MARCH 31, 1998. Section 2.03(c) of the Credit Agreement is hereby amended to read as follows:

                  (c) FUNDING PERIODS. At any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of the Committed Loans, the Borrower shall specify one or more Funding Periods during which such Option shall apply, such Funding Periods being as set forth in the table below:

              INTEREST RATE OPTION                  AVAILABLE FUNDING PERIODS

              Euro-Rate                             Option One, two, three
                                                    or six months or,
                                                    subject to the
                                                    following clause (iv),
                                                    one, two or three weeks
                                                    (each, a "Euro-Rate
                                                    Funding Period");

         provided, that:

                  (i) Each Euro-Rate Funding Period shall begin on a London
              Business Day, and the terms "month" and "week," when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error);

                  (ii) The Borrower may not select a Euro-Rate Funding Period that would end after the Revolving Credit Maturity Date;

                  (iii) The aggregate number of Funding Segments of the
              Euro-Rate Portions of the Committed Loans at any time shall not exceed 15, and

                  (iv) The Borrower may not select a Euro-Rate Funding Period shorter than one month that would end after March 31, 1998.

         SECTION 4. EFFECTIVENESS AND EFFECT, ETC. This Amendment shall become effective when Mellon Bank, N.A., as Administrative Agent, shall have received counterparts hereof duly executed by the Borrower, the Administrative Agent and the Required Lenders (as defined in the Credit Agreement). The Credit Agreement, as amended by the Amendment to Transaction Documents dated as of November 26, 1997 and as further amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement.

         SECTION 5. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall


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constitute but one and the same document. Section and other headings herein are for reference purposes only and shall not affect the interpretation of this Amendment in any respect. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law principles. This Amendment is a requested amendment within the meaning of Section 10.06(a)(ii) of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        KENNAMETAL INC.

                                        By /s/ JAMES E. MORRISON
                                           -------------------------------------
                                               James E. Morrison
                                               Vice President and Treasurer

                                        MELLON BANK, N.A.,
                                        individually and as Administrative Agent

                                        By /s/ DAVID R. JARDINI
                                           -------------------------------------
                                               David R. Jardini
                                               Vice President